Business Entity - Filing Acknowledgement

09/27/2021

Work Order Item Number:	W2021092700351 - 1607706
Filing Number:	20211777120
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	09/27/2021 08:54:53 AM
Filing Page(s):	3

Indexed Entity Information:
Entity ID: E0305332018-1	Entity Name: SOCIETY PASS INCORPORATED.
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

/s/ Barbara K. Cegavske

BARBARA K. CEGAVSKE

Secretary of State

Commercial Recording Division

202 N. Carson Street

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Business Number E0305332018-1

Filing Number 20211777120

Filed On 09/27/2021 08:54:53 AM

Number of Pages 3

Certificate, Amendment or Withdrawal of Designation
NRS 78.1955, 78.1955(6)
☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☒ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

1. Entity information:	Name of entity: SOCIETY PASS INCORPORATED. Entity or Nevada Business Identification Number (NVID): NV20181454535

2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional):	Date:	Time:

3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:

4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series X Supervoting Preferred Stock, $0.0001 par value per share.

5. Amendment of class or series of stock:	☐Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.

☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*

7. Withdrawal:	Designation being Date of Withdrawn: Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

8. Signature: (Required)	/s/ Dennis Nguyen	Date: 09/27/2021

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Business Number E0305332018-1

Filing Number 20211777120

Filed On 09/27/2021 08:54:53 AM

Number of Pages 3

Certificate of Amendment to Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or

1. Name of corporation:

Society Pass Incorporated

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series X Supervoting Preferred Stock, $0.0001 par value per share.

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

NOW, THEREFORE BE IT RESOLVED, that the Board of Directors hereby approves, votes for, consents to and adopts the Amendment to the Certificate of Designation to the Corporation's Articles of Incorporation of the Corporation in the form attached as Exhibit A hereto (the "Amendment to Certificate of Designation") increasing the number of authorized shares of the Series X Super Voting Preferred Stock to 3,500 and hereby directs, authorizes and empowers management of the Corporation to execute, deliver and have the Amendment to Certificate of Designation filed with the Secretary of State of the State of Nevada forthwith and to pay any fees related to such filing; [See Exhibit A on following page.]

5. Effective date of filing: (optional)

6. Signature: (required)

/s/ Dennis Nguyen, Chief Executive Officer

(must not be later than 90 days after the certificate is filed)

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EXHIBIT A

SOCIETY PASS INCORPORATED

AMENDMENT TO

CERTIFICATE OF DESIGNATION OF

SERIES X SUPER VOTING PREFERRED STOCK

SETTING FORTH THE POWERS,

PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND

RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

Pursuant to Section 78.1955 of the Nevada Revised Statutes, Society Pass Incorporated, a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The Articles of Incorporation of the Corporation as filed with the Secretary of State of Nevada on June 22, 2018 (the “Articles”) confers upon the Board of Directors of the Corporation (the “Board of Directors”) the authority to provide for the issuance of shares of preferred stock in series and to establish the number of shares to be included in each such series and to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof.

SECOND: On August 23, 2021, the Board of Directors duly adopted a resolution creating a series of preferred stock having the designation as the Series X Super Voting Preferred Stock and the number of shares and the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof. That resolution was embodied in the Certificate of Designation of Series X Super Voting Preferred Stock, Setting Forth The Powers, Preferences, Rights, Qualifications, Limitations And Restrictions Of Such Series Of Preferred Stock of said corporation as filed with the Secretary of State of the State of Nevada on August 31, 2021 (Entity Number: E0305332018-1; Filing No. 20211716911) (the “Series X Super Voting Preferred Stock Certificate of Designation”).

THIRD: That the Board of Directors of Society Pass Incorporated, by unanimous written consent, duly adopted resolutions to amend Section 1 of the Series X Super Voting Preferred Stock Certificate of Designation to read in its entirety as follows:

“Section 1. Designation and Number. Of such 5,000,000 shares of capital stock, $0.0001 par value per share, authorized, 3,500 shares are designated as “Series X Super Voting Preferred Stock” (the “Series X Super Voting Preferred Stock”).

FOURTH: That the Amendment was duly adopted in accordance with the provisions of NRS 78-1955.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed on its behalf by its undersigned Chief Executive Officer as of September 27, 2021.

By: /s/ Dennis Nguyen

Name: Dennis Nguyen

Title: Chief Executive Officer

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